Exhibit 10.39
CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.
07-December, 2007
................................2007
SILICIUM DE PROVENCE S.A.S
and
EVERGREEN SOLAR, INC.

AGREEMENT FOR THE SALE AND PURCHASE
OF SOLAR GRADE SILICON

07-December 2007
HERBERT SMITH LLP

07-December 2007

07-December 2007
AGREEMENT FOR THE SALE AND PURCHASE
OF SOLAR GRADE SILICON
THIS AGREEMENT is made on 7th December, 2007
BETWEEN:
(1)	SILICIUM DE PROVENCE S.A.S., a private company with limited liability, incorporated under the laws of France, whose registered office is situated at Usine de St. Auban, 04 600 Saint Auban, France, represented by Mr. Frank Wouters (“Silpro”); and

(2)	EVERGREEN SOLAR, INC., a company incorporated in Delaware, U.S.A. with registered number 2426798, whose registered office is situated at 138 Bartlett Street, Marlboro, MA01752, USA, represented by Richard Chleboski (“Evergreen”).
Hereinafter referred to severally each as a “Party” and jointly as the “Parties”.
WHEREAS:
(A)	Silpro intends to develop a plant in France for the production of high-quality solar grade polycrystalline silicon in a first phase with a nominal capacity of [****] metric tons/year (the “First Phase”) and a second phase with a nominal capacity of [****] metric tons/year (the “Second Phase”).

(B)	Evergreen is a leading processor of solar grade silicon of the type to be produced by Silpro and a manufacturer of high-quality photovoltaic products.

(C)	The Parties wish to enter into an agreement whereby Silpro shall sell part of its production of solar grade silicon to Evergreen
NOW, THEREFORE THE PARTIES AGREE AS FOLLOWS:
1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Agreement, unless the context otherwise requires, the following words and expressions bear the meanings respectively set out below:

“Agreed Percentage of Silicon” means the quantities of Silicon which Silpro undertakes to supply to Evergreen in accordance with Article 3.1.1;

“Contract Year” means a calendar year in the Gregorian Calendar and each fractional calendar year from the date of signature until the date of termination of this Agreement;

“Effective Date” means the day of the satisfaction of the condition set out in Article 2.1;

“Loan” means the loan granted pursuant to the Subordinated Loan Agreement;

“Silicon” means the solar grade polycrystalline silicon produced at the Silpro’s Plant and which meets the Silicon Specifications;

“Silicon Specifications” means the specifications of the Silicon as specified in Schedule 1;

“Silpro’s Plant” means the solar grade polycrystalline silicon production plant to be constructed and operated by Silpro in Saint Auban, France;

“Subordinated Loan Agreement” means the subordinated loan agreement entered into between Evergreen and Silpro of even date;

“Works” means the works arising out of and relating to the construction of Silpro’s Plant.

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1.2	Interpretation
In this Agreement, unless otherwise specified or the context otherwise requires:
1.2.1	words importing the singular shall include the plural and vice versa;

1.2.2	words importing any gender shall include all other genders;

1.2.3	words importing the whole shall be treated as including reference to any part of the whole;

1.2.4	reference to an Article is to the relevant article of this Agreement;

1.2.5	reference to this Agreement or to any other document is a reference to this Agreement or to that other document as modified, amended, varied, supplemented or replaced from time to time;

1.2.6	reference to a provision of law is a reference to that provision as extended, applied, amended, consolidated or re-enacted or as the application thereof is modified from time to time and shall be construed as including reference to any order, instrument, regulation or other subordinate legislation from time to time made under it, except as otherwise provided in this Agreement;

1.2.7	all references to the words ‘include’ and ‘including’ shall be construed without limitation;

1.2.8	a reference to writing or written includes faxes and e-mail;

1.2.9	headings used in this Agreement shall not affect its construction or interpretation;

1.2.10	words and phrases defined in any part of this Agreement bear the same meanings throughout this Agreement;

1.2.11	“day” means calendar day, “month” means a calendar month, “year” means a period of 365 days except in the case of a leap year which shall mean a period of 366 days;

1.2.12	any standards, regulations, codes stated in any part of this Agreement shall be interpreted as the latest version on the Effective Date of the said standard, regulation, code etc., unless stated otherwise;

1.2.13	wherever in this Agreement provision is made for the giving of notice, consent or approval by any person, unless otherwise stated, such shall not be unreasonably withheld. Any notice, consent or approval shall be in writing and the word ‘notify’ shall be construed accordingly. All notices shall be served on the Parties designated representative at the registered address of the Party or other address that a Party may notify the other Party of from time to time; and

1.2.14	the documents forming this Agreement are to be taken to be mutually explanatory of one another. For the purposes of interpretation, if any provision of the main body of this Agreement is inconsistent with a provision of the Schedules, the provision of the main body of this Agreement shall prevail.
2.	DURATION
2.1	This Agreement will be binding upon the Parties as from the date of its signature and shall be effective upon disbursement by Evergreen to Silpro of the full amount of the Loan (the “Effective Date”).

2.2	Subject to Article 10.6, this Agreement has a fixed duration of 10 (ten) years from the date of delivery by Silpro to Evergreen of the first lot of Silicon under the terms of this Agreement and may only be extended beyond its expiry date pursuant to the prior written agreement of the Parties.

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2.3	Not greater than 3 (three) months and no less than 2 (two) months prior to the 5th (fifth) anniversary of the Effective Date, either Party may by notice to the other, request that the terms of this Agreement be renegotiated to revise the terms to be consistent with the terms of agreements that would be negotiated at that time for the delivery of silicon in the amounts and at the times contemplated by this Agreement. The Parties shall attempt in good faith to reach agreement. If no agreement is reached by the 5th (fifth) anniversary of the Effective Date, the provisions of Article 8 shall apply.
3.	SALE AND PURCHASE OF SILICON
3.1	Quantities
3.1.1	Silpro undertakes to sell to Evergreen and Evergreen agrees to purchase, in any Contract Year commencing with the Contract Year in which Silpro’s Plant enters into commercial operation, [****] per cent) of those quantities of Silicon which:
(A)	are produced from Silpro’s Plant during such Contract Year; and

(B)	meet or exceed the Silicon specification as set-out in Schedule 1,

limited to [****] of the nominal capacity (as defined in the Preamble) (the “Agreed Percentage of Silicon”).
     3.2 Commencement of supply
3.2.1	Silpro’s construction and ramp up planning foresees a production volume of in-spec material of approximately [****] tons in [****] commencing in [****].

3.2.2	Silpro will inform Evergreen each month after the Effective Date of the planning and construction progress of Silpro’s Plant, including information on the anticipated date of commercial operation and the anticipated date on which the nominal capacity of the First Phase and Second Phase will be achieved in order to enable Evergreen to plan its plant utilisation.
3.3	Planned Quantities
Within one month after Silpro’s Plant enters into commercial operation and in January and July of each Contract Year (commencing with the Contract Year in which Silpro’s Plant enters into commercial operation), Silpro shall communicate to Evergreen in writing the planned dates and quantities of Silicon it will ship to Evergreen during the next twelve (12) months. Silpro shall inform Evergreen reasonably in advance if significant changes must be made to these planned dates and quantities.
3.4	Delivery Conditions
Silpro shall deliver the Silicon to Evergreen [****] Incoterms 2000, in accordance with the delivery schedule as determined pursuant to the provisions of Article 3.3 and the provisions relating to the division into units and packing of the Silicon contained in Schedule 2 (Delivery Units and Packing of Silicon).

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3.5	Price
3.5.1	Subject to Article 3.5.3, the price of the Silicon supplied by Silpro to Evergreen under this Article 3 shall be determined as follows:

Year of shipment of the Silicon	Silicon Price (€ / kg)
2009	[****]
2010	[****]
2011	[****]
2012	[****]
2013	[****]
2014	[****]
2015	[****]
2016	[****]
2017	[****]
2018	[****]
2019	[****]
3.5.2	These prices do not include the costs of carriage and insurance of the Silicon until it has been delivered to Evergreen pursuant to Article 3.4.

3.5.3	Price Adjustment
(A)	The prices set out in Article 3.5.1 (“Initial Purchase Price”) have been based on (i) the general prices in France for 2008 (for inflation calculation purposes), (ii) the assumption that the price for [****] is the actual price per metric ton (delivered price) to be agreed between Silpro and its [****] supplier and for [****] is € [****]/MWH and (iii) the assumption that the cost of [****] is [****]%) of the Silicon price (“CSf”) and the cost of [****] is [****]%) of the Silicon price (“Ef”).

(B)	The Parties shall adjust the Initial Purchase Price every January 1st and July 1st during the term of this Agreement, commencing from calendar year 2009, every year to reflect [****] according to the following:
(1)	the cost of [****] has changed by [****]%) or more when compared to the costs for 2008, as set out in Article 3.5.3(A); or

(2)	the aggregate cost of [****] has changed by [****]%) or more when compared to the costs for 2008, as set out in Article 3.5.3(A).
(C)	In determining the amount (“Price Change”) to be added to or subtracted from the Initial Purchase Price, the following formula shall be used:

Price Change = [****] x relevant Initial Purchase Price.

Where:

- [****];

07-December 2007
- [****];

*	Changes in the [****] will be reasonably documented based on actual performance of SilPro’s plant after stable operations have been achieved.
(D)	The Price Change shall be cumulative and shall be added to (in the case of a price increase) or subtracted from (in the case of a price decrease) the Initial Purchase Price.

Example only: in the calendar year 2008 there are a [****] price increase of 4% and an [****] price decrease of 4%. Then the 2009 price remains [****] Euro as in the table. In 2009 a further 7% [****] price increase (cumulative 11% compared to 2008) and a further 10% [****] price decrease (cumulative 14% compared to 2008 level). The price correction for 2010 will be:

[****]
3.6	Payment

Evergreen shall pay invoices for Silicon in full within 30 days of receipt in cleared funds to the following bank account:

Bank: [•]

Branch: [•]

Account Number: [•]

Swift Code: [•]

or to such other bank account as may be nominated from time to time by Silpro to Evergreen.

3.7	Specification of the Silicon

Silpro warrants that the Silicon will conform in all material respects to the Silicon Specifications. All other warranties or conditions (whether express or implied) as to quality, condition, description, compliance with sample or fitness for purpose (whether statutory or otherwise) other than those expressly set out in this Agreement are excluded from this Agreement to the fullest extent permitted by law.

3.8	Suspension of Supply of Silicon

If Silpro reasonably considers that Evergreen is in breach of any of its material obligations under this Agreement and Evergreen fails to cure such breach within thirty (30) calendar days after written notice thereof, Silpro shall be entitled to suspend the whole or part of supply of Silicon to Evergreen (and the Agreed Percentage of Silicon for the relevant Contract Year shall be reduced accordingly), until such time as Evergreen has remedied its failure to perform.
4.	TITLE AND RISK
4.1	While any and all of the Silicon is in the possession or custody of Evergreen, Evergreen agrees to bear the risk of any loss, contamination or damage to same. The Silicon shall be deemed to be in the possession or custody of Evergreen as soon as it is delivered to Evergreen [****] (Incoterms 2000).

4.2	Ownership in any applicable shipment of Silicon shall not pass to Evergreen until Silpro has received in full (in cash or cleared funds) all sums due to it in respect of such shipment.

4.3	Until such time as it has made full payment for the applicable shipment of silicon Evergreen shall not impose or permit to be imposed upon the Silicon, any liens or encumbrances whatsoever.

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5.	SET-OFF

Without prejudice to any other right or remedy it may have, each Party reserves the right to set off any amount owing at any time to it by the other Party under this Agreement against any amount payable by such Party to the other Party whether under this Agreement or under any other agreement or otherwise.

6.	LIABILITY
6.1	Subject to Article 9.2, each Party shall indemnify and hold harmless the other Party its personnel and agents from and against all claims, damages, losses and expenses (including reasonable legal fees and expenses) in respect of (1) bodily injury, sickness, disease or death which is attributable to any negligence, wilful act or breach of this Agreement by such Party, its personnel and agents and (2) matters for which liability maybe excluded from insurance cover.

6.2	No Party shall be liable to any other Party for loss of profit, loss of any contract or for any other consequential loss or damage which may be suffered by the other Party in connection with this Agreement.
7.	ASSIGNMENT
7.1	Subject to (A)-(D) below and 7.2 neither Party may, or may purport to, assign, transfer, mortgage, charge, pledge or otherwise encumber all or any portion of its rights, interests or obligations arising under this Agreement without the prior written consent of the other Party, except that:
(A)	Subject to (B) and (D) below Silpro may freely assign all or any portion of its rights and obligations under this Agreement (or any document or legal instrument referred to in this Agreement), to (i) any shareholder of Silpro or Affiliate of such shareholder or (ii) to any Lender.

For the purposes of this Article 12(A), “Affiliate” means in relation to any person, any other person that, directly or indirectly, controls or is controlled by or is under the same control as such person and the term “control” shall mean the ability to exercise, or to promote the exercise, directly or indirectly, of at least 50% of the voting rights attached to a person’s equity interests or shares.

“Lenders(s)” means any bank, special purpose project company, trust company, mortgage company, insurance company, pension fund, real estate investment trust, or other lending or financial institutions (including indirect lenders and loan participants) providing debt, equity, lease and/or bond financing or financial services, or credit support or other credit enhancement in any way related to the construction of the Works

(B)	If Silpro does not obtain Evergreen’s prior written consent to any such assignment, transfer, mortgage, charge, pledge or other encumbrance under sub-clause (A) above, Silpro shall not be released from any obligation hereunder unless and until Silpro provides a guarantee to Evergreen in a form acceptable to Evergreen in its sole discretion.

(C)	If Silpro obtains Evergreen’s prior written consent to any such assignment, transfer, mortgage, charge, pledge or other encumbrance under sub-clause (A) above assignment Silpro shall not be required to provide an unconditional guarantee of the obligations under this Agreement to Evergreen and Silpro shall be released from any obligation hereunder upon the execution of an assignment and assumption agreement whereby Silpro assigns all of its rights to the applicable assignee and such assignee assumes all of the obligations of Silpro under this Agreement.

07-December 2007
(D)	Successive assignments of Silpro’s rights under this Agreement shall remain subject to this Article 7.1 provided that Silicium de Provence S.A.S. shall not be released from a guarantee provided in satisfaction of its obligations under this Article 7.1 as a result of an assignment that occurs after the initial assignment by Silpro unless Evergreen’s consent is obtained in which case Silpro shall be released and item (C) above shall apply.
7.2	Evergreen may assign or transfer this Agreement without the consent of Silpro in the event of a change of control of Evergreen or the sale of all or substantially all the assets of Evergreen to which this Agreement relates.

7.3	In particular, it shall be a condition of this Agreement that Evergreen shall not grant any mortgage, charge, pledge, lien or other security interest of any kind or arrangement that would effect the rights and obligations of the Parties under this Agreement, whether to its creditors or any other third party.

7.4	Any assignment, transfer, mortgage, charge, pledge or other giving of security by one Party hereunder shall not in any way diminish the other Party’s rights and obligations or the giving Parties successor’s rights and obligations under this Agreement, including any amendments hereto.

7.5	On the written request of Silpro, Evergreen shall cooperate with Silpro and any Lenders, by entering, in a timely manner, into such direct agreements as may reasonably be necessary and customary for project financing of the Works. Such agreements may include provisions which permit the Lender(s), in the event of a breach of contract that would permit Evergreen to terminate the Agreement, to:
(i)	Take-over the Agreement;

(ii)	step-in, rectify or otherwise cure any breach of this Agreement;

(iii)	assign or otherwise transfer this Agreement.
8.	TERMINATION
8.1	Evergreen shall be entitled to terminate this Agreement if:
8.1.1	Silpro commits a breach of any of its material obligations under this Agreement and fails to remedy such breach (if such breach is remediable) within a period of [****] days after being notified in writing to do so, without prejudice to any rights that have accrued under this Agreement or any of its other rights or remedies. A breach of a material obligation shall (without limitation) include the following:
(A)	Silpro fails to pay any amount due to Evergreen under this Agreement on the due date for payment and remains in default for not less than [****] days after being notified in writing to make such payment, provided that Silpro does not dispute in good faith such payment as being due and payable;

(B)	Silpro fails to commence supply by [****];

(C)	Silpro suspends, or threatens to suspend, payment of its debts; or

(D)	Silpro suspends or ceases, or threatens to suspend or cease, to carry on all or a substantial part of its business.
8.1.2	the Parties fail to renegotiate the terms of this Agreement by the 5th Anniversary of the Effective Date, in accordance with Article 2.3.

07-December 2007
8.2	If Evergreen has entered into a direct agreement with any Lender then the terms thereof shall take priority over the terms of this Agreement.

8.3	Silpro shall be entitled to terminate this Agreement if:
8.3.1	Evergreen commits a breach of any of its material obligations under this Agreement and fails to remedy such breach (if such breach is remediable) within a period of [****] days after being notified in writing to do so, without prejudice to any rights that have accrued under this Agreement or any of its rights or remedies. A breach of a material obligation shall (without limitation) include the following:
(A)	Evergreen fails to pay any amount due to Silpro under this Agreement on the due date for payment and remains in default not less than [****] days after being notified in writing to make such payment, provided that Evergreen does not dispute in good faith such payment as being due and payable; or

(B)	a suspension of the supply of the Silicon pursuant to Article 3.8 is continuing for more than [****] months; or

(C)	Evergreen suspends, or threatens to suspend, payment of its debts; or

(D)	Evergreen suspends or ceases, or threatens to suspend or cease, to carry on all or a substantial part of its business.
8.4	After termination for whatever reason Evergreen shall:
8.4.1	Pay for the Silicon delivered or en-route to Evergreen pursuant to this Agreement in accordance with the terms of herewith; or

8.4.2	Return any deliveries not then paid for but then remaining in Evergreen’s possession or custody or en-route to Evergreen upon termination of this Agreement within 30 (thirty) days after the date of such termination, loaded aboard a carrier at Evergreen’s Facility, with Evergreen bearing all packing and loading costs, and risk until delivered to [****] Incoterms 2000 to Silpro or an entity nominated by Silpro.
9.	PERMITS, TAXATION AND EXPORT CONTROL
9.1	Evergreen represents and warrants that it has the foreign trade license or any other license, permits or certificates as may be required by law to enter into this

9.2	Evergreen shall keep Silpro fully informed about any laws and regulations applicable to Evergreen regarding the import of Silicon. In the event Evergreen is aware of any import restrictions relating to the Silicon, it shall inform Silpro, as soon as possible.

9.3	Silpro is entitled to terminate this Agreement in whole or in part without compensation, if any of the required import licenses, permits, approvals and consents are not valid or have not been granted or are withdrawn by the responsible authorities.

9.4	Evergreen shall be responsible for all taxes and duties relative to the import of Silicon.
10.	FORCE MAJEURE
10.1	A Party, provided that it has complied with the provisions of Article 10.4, shall not be in breach of this Agreement, nor liable for any failure or delay in performance of any obligations under this Agreement (and, subject to Article 10.4, the time for performance of the obligations shall be extended accordingly) arising from or attributable to acts, events, omissions or accidents beyond its reasonable control and which it has not caused or contributed to in any way (“Force Majeure Event”), which renders it impossible for the affected Party to perform its obligations under this Agreement, including but not limited to any of the following:

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10.1.1	Acts of God, including but not limited to fire, flood, earthquake, windstorm or other natural disaster;

10.1.2	war, threat of or preparation for war, armed conflict, imposition of sanctions, embargo, breaking off of diplomatic relations or similar actions;

10.1.3	terrorist attack, civil war, civil commotion or riots;

10.1.4	nuclear, chemical or biological contamination or sonic boom;

10.1.5	fire, explosion or accidental damage;

10.1.6	loss at sea;

10.1.7	extreme adverse weather conditions.
10.2	Force Majeure shall not include economic hardship, changes in market conditions, subcontractor’s default or delay, breakdown or ordinary wear and tear of equipment, machinery or parts of either Party’s Facility or of the facilities of any of its subcontractors.

10.3	If one Party’s obligations are suspended pursuant to Article 10.1., the corresponding obligations of the other Party will be suspended to the same extent save that Article 10.7 below shall prevail.

10.4	Any Party that is subject to a Force Majeure Event shall not be in breach of this Agreement provided that:
10.4.1	it promptly notifies the other Party in writing of the nature and extent of the Force Majeure Event causing its failure or delay in performance;

10.4.2	it can demonstrate that it could not have avoided the effect of the Force Majeure Event by taking precautions which, having regard to all the matters known to it before the Force Majeure Event, it ought reasonably to have taken, but did not; and

10.4.3	it can demonstrate that it has used [****] to mitigate the effect of the Force Majeure Event to carry out its obligations under this Agreement in any way that is reasonably practicable and to resume the performance of its obligations as reasonably possible.
10.5	If the Force Majeure Event prevails for a continuous period of more than [****] months, the Party that is not receiving the benefit of the Agreement as a result of the applicable Force Majeure may terminate this Agreement by giving [****] days written notice to the other Party, in the event that the Force Majeure continues for more than [****] months the Party that would otherwise have received the benefit of the Agreement may terminate this Agreement by giving [****] days written notice to the other Party. On the expiry of the [****] day notice period, this Agreement will terminate. Such termination shall be without prejudice to the rights of the Parties in respect of any breach of this Agreement occurring prior to such termination.

10.6	The duration of this Agreement shall be automatically extended for the period of any Force Majeure Event, unless earlier terminated in accordance with Article 8 or Article 10.5.

10.7	The payment obligations of the Parties shall not be suspended by a Force Majeure Event.
11.	CONFIDENTIALITY
11.1	Each Party undertakes that it shall not at any time during this Agreement and for a period of [****] years after termination of this Agreement, disclose to any person any Confidential Information

11.2	For the purpose of this Article 11, “Confidential Information” means any knowledge, financial data or operating data, trade secrets, experience or know-how, and information of all kinds in whatever form about technologies, finances and costs, marketing and business (including but

07-December 2007
not limited to term sheets, notes, analyses, agreements, compilations, studies and interpretations) and suchlike which is disclosed by or on behalf of the disclosing Party whether or not the same is marked as Confidential Information including any Confidential Information that is communicated to the receiving Party orally and not reduced in writing. “Confidential Information” shall exclude any information that:
i.	is or becomes (through no improper action or inaction by the receiving Party or any affiliate, agent, consultant or employee) generally available to the public, or

ii.	was in its possession or known by it prior to receipt from the disclosing Party, provided the receiving Party complies with restrictions imposed thereon by third parties, or

iii.	was rightfully disclosed to it by a third party without restriction, provided the receiving Party complies with restrictions imposed thereon by third parties , or

iv.	was independently developed without use of any Confidential Information of the disclosing Party
b.	Each Party may disclose any other Party’s Confidential Information:
i.	to its employees, officers, representatives or advisers who need to know such information for the purposes of carrying out the Party’s obligations under this Agreement. Each Party shall ensure that its employees, officers, representatives or advisers to whom it discloses the other Party’s Confidential Information comply with this Article 11; and

ii.	as may be required by law, court order or any governmental or regulatory authority.
c.	No Party shall use any other Party’s Confidential Information for any purpose other than to perform its obligations under this Agreement.

d.	Notwithstanding the foregoing, Silpro may disclose any information with respect to this Agreement and its performance to any of Silpro’s shareholders or affiliates of such shareholders, provided such information is covered under a confidentiality agreement as least as restrictive as above.
12.	NOTICES
12.1	Any notice or other communication required to be given under this Agreement shall be in writing and shall be delivered to the Party required to receive the notice or communication at its address as set out below:
Silpro

Usine de Saint Auban,

04 600 Saint Auban, France.

Attention: Frank Wouters, CEO

Evergreen

138 Bartlett Street

Marlborough, MA 01752 U.S.A.

Richard G. Chleboski

or at such other address as the relevant Party may specify by notice in writing to the other Party.

Any notice or other communication sent by e-mail or facsimile must be confirmed by commercial courier.

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12.2	Any notice or other communication shall be deemed to have been duly given:
a.	if delivered personally, when left at the address referred to in Article 12;

b.	if delivered by commercial courier, on the date of signature of the courier’s receipt;

c.	if sent by fax, at the time of transmission;

d.	if sent by e-mail, at the time of despatch.
12.3	If deemed receipt under Article 12.2 is not within business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of receipt), such notice or communication shall be deemed received when business next starts in the place of receipt.
13.	APPLICABLE LAW AND LANGUAGE
13.1	This Agreement shall be governed by and construed in accordance with French law.

13.2	The language of this Agreement and all correspondence, notices and written communications shall be English.
14.	MISCELLANEOUS
14.1	If any provision of this Agreement should be or become partly or wholly void, the remaining provisions will continue to apply. The Parties shall agree in good faith to replace the void provisions or the void part of the provision by a legally valid arrangement, which comes as close as possible to the commercial meaning and purpose of the void provision or void part of the provision.

14.2	This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and, except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations, undertakings and agreements of the Parties. This Agreement supersedes all prior meetings, correspondence, and negotiations between the Parties. There are no representations, warranties, covenants, agreements, or collateral understandings, oral or otherwise, expressed or implied, of any kind between the Parties hereto, respecting the subject matter hereof, except as contained or referred herein, and neither Party has relied on any statement outside of the written agreement.

14.3	The provisions of Articles 4 (Title & Risk), 6 (Liability), 8 (Termination), 11 (Confidentiality) and 15 (Disputes) shall continue to apply after termination of this Agreement.

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15.	DISPUTES
15.1	If any dispute arises out of or in connection with this Agreement, directors or other senior representatives of the Parties with authority to settle the dispute will, within 30days of a written request from one Party to the other, meet in a good faith effort to resolve the dispute.

15.2	In the event that any dispute arising out of or in connection with Articles 3.1 (Quantities), 3.7 (Specification of the Silicon) of this Agreement is not resolved pursuant to Article 15.1, the Parties agree to submit the matter to administered expertise proceedings in accordance with the Rules for Expertise of the International Chamber of Commerce. The findings of the expert shall be binding upon the Parties.

15.3	All disputes arising out of or in connection with this Agreement which are not resolved pursuant to Article 15.1, or, where applicable, Article 15.2, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (ICC) by three arbitrators appointed in accordance with the said Rules. The arbitration shall be conducted in English and the seat shall be Paris.

15.4	Unless otherwise expressly agreed in writing by the Parties to the arbitration proceedings:
a.	the arbitration proceedings shall be conducted in the English language and the arbitrators shall be fluent in the English language;

b.	in addition to the ICC Rules, the Parties agree that the arbitration shall be conducted according to the IBA Rules of Evidence;

c.	the award shall include interest from the date of any breach or violation of this Agreement as determined by the arbitral tribunal, and from the date of the award until paid in full.

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IN WITNESS whereof this Agreement has been entered into the day and year first before written.
Executed in Cologne in 2 original copies.

/s/ Frank Wouters
SIGNED by	Frank Wouters
for and on behalf of
SILICIUM DE PROVENCE S.A.S

/s/ Richard G. Chleboski
SIGNED by	Richard Chleboski
for and on behalf of
EVERGREEN SOLAR, INC.

07-December 2007
SCHEDULE 1
SILICON SPECIFICATIONS
[****]

07-December 2007
SCHEDULE 2
DELIVERY UNITS AND PACKING OF SILICON
[Silpro to provide]

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